Exhibit 99.1

Oracle Buys NetSuite

Redwood Shores and San Mateo, CA - July 28, 2016 — Oracle (NYSE: ORCL) today announced that it has entered into a definitive agreement to acquire NetSuite (NYSE: N), the very first cloud company. The transaction is valued at $109.00 per share in cash, or approximately $9.3 billion.

“Oracle and NetSuite cloud applications are complementary, and will coexist in the marketplace forever,” said Mark Hurd, Chief Executive Officer, Oracle. “We intend to invest heavily in both products — engineering and distribution.”

“We expect this acquisition to be immediately accretive to Oracle’s earnings on a non-GAAP basis in the first full fiscal year after closing,” said Safra Catz, Chief Executive Officer, Oracle.

“NetSuite has been working for 18 years to develop a single system for running a business in the cloud,” said Evan Goldberg, Founder, Chief Technology Officer and Chairman, NetSuite. “This combination is a winner for NetSuite’s customers, employees and partners.”

“NetSuite will benefit from Oracle’s global scale and reach to accelerate the availability of our cloud solutions in more industries and more countries,” said Zach Nelson, Chief Executive Officer, NetSuite. “We are excited to join Oracle and accelerate our pace of innovation.”

The Board of Directors of NetSuite, based on the unanimous recommendation of the Transaction Committee, has unanimously approved the transaction. The Transaction Committee is composed solely of independent directors.

The transaction is expected to close in 2016. The closing of the transaction is subject to receiving certain regulatory approvals and satisfying other closing conditions including NetSuite stockholders tendering a majority of NetSuite’s outstanding shares in the tender offer. In addition, the closing is subject to a condition that a majority of NetSuite’s outstanding shares not owned by executive officers or directors of NetSuite, or persons affiliated with Larry Ellison, his family members and any affiliated entities, be tendered in the tender offer.

More information about this announcement is available at www.netsuite.com/oracle.

About Oracle

Oracle offers a comprehensive and fully integrated stack of cloud applications and platform services. For more information about Oracle (NYSE: ORCL), visit oracle.com.

About NetSuite

In 1998, NetSuite pioneered the Cloud Computing revolution, establishing the world’s first company dedicated to delivering business applications over the Internet. Today, NetSuite provides a suite of cloud-based financials / Enterprise Resource Planning (ERP) and omnichannel commerce software that runs the business of more than 30,000 companies, organizations, and subsidiaries in more than 100 countries.

Trademarks

Oracle and Java are registered trademarks of Oracle and/or its affiliates. Other names may be trademarks of their respective owners.

Contact Info

Mei Li	Jennifer Gianola
NetSuite Public Relations	NetSuite Investor Relations
+1.650.627.1063	+1.650.627.1131
meili@netsuite.com	jgianola@netsuite.com

Cautionary Statement Regarding Forward-Looking Statements

Any statements made in this communication that are not statements of historical fact, including statements about the expected timetable for completing the transaction and the potential effects of the acquisition on both Oracle and NetSuite, are forward-looking statements that are based on management’s beliefs, certain assumptions and current expectations and should be evaluated as such. These statements may be identified by their use of forward-looking terminology such as the words “expects,” “projects,” “anticipates,” “intends” and other similar words. Forward-looking statements include statements that may relate to Oracle’s or NetSuite’s plans, objectives, strategies, goals, future events, future revenues or performance, and other information that is not historical information. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, general economic, business and market conditions and the satisfaction of the conditions to closing of the proposed transaction. For a more complete discussion of certain of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements with respect to NetSuite, see the discussion of risks and uncertainties in NetSuite’s annual report on Form 10-K for the fiscal year ended December 31, 2015, other reports NetSuite files under the Securities and Exchange Commission (the “SEC”), as well as the tender offer documents to be filed by Oracle and its acquisition subsidiary and by NetSuite. The forward-looking statements contained in this press release are made as of the date that the press release is issued, and NetSuite undertakes no obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Additional Information about the Acquisition and Where to Find It

In connection with the proposed acquisition, Oracle will commence a tender offer for all of the outstanding shares of NetSuite. The tender offer has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of NetSuite, nor is it a substitute for the tender offer materials that Oracle and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time that the tender offer is commenced, Oracle and its acquisition subsidiary will file tender offer materials on Schedule TO with the SEC, and NetSuite will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY NETSUITE’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer statement and the solicitation/recommendation statement will be made available to NetSuite’s stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of NetSuite by contacting NetSuite at IR@netsuite.com or by phone at 650.627.1000, or by visiting NetSuite’s website (www.netsuite.com). In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website (www.sec.gov) upon filing with the SEC. NETSUITE’S STOCKHOLDERS ARE ADVISED TO READ THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE TRANSACTION.